UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northwest Pipe Company

5721 SE Columbia Way Suite 200

Vancouver WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 29, 2010, Northwest Pipe Company (the “Company”) and Bank of America, N.A., as Administrative Agent, entered into a Seventh Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment amends the Amended and Restated Credit Agreement dated May 31, 2007, as amended to date (the “Credit Agreement”). The Credit Agreement Amendment effects certain changes to the terms of the Credit Agreement, including: (i) waiving compliance with the financial covenants under the Credit Agreement for the quarter ended June 30, 2010, (ii) increasing the interest rates charged on outstanding balances; (iii) extending the dates by which the Company is required to deliver to the lenders audited consolidated financial statements for the year ended December 31, 2009, and unaudited consolidated financial statements for the quarters ended March 31, 2010 and June 30, 2010; (iv) requiring the Company to deliver to the lenders certain cash flow forecasts, bookings and backlog reports and variance reports with respect to the Company’s previously delivered financial forecast; (v) increasing the amount of the revolving loan, swing line loan and letters of credit available under the Credit Agreement from an aggregate of $110 million to $117.5 million, while continuing certain temporary limitations on certain additional amounts available under the Credit Agreement; and (vi) amending the definitions of Consolidated EBITDA, Consolidated Senior Leverage Ratio, Consolidated Total Leverage Ratio, and Temporary Availability Block, and making certain changes in the application, method of calculation and amounts of the covenants relating to the Consolidated Fixed Charge Coverage Ratio, Consolidated Senior Leverage Ratio, Consolidated Total Leverage Ratio, Consolidated Tangible Net Worth, Asset Coverage Ratio, Minimum Consolidated EBITDA, and Rental and Operating Lease Expense. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed herewith as Exhibit No. 10.1 to this Report, and is incorporated herein by reference.

On September 29, 2010, the Company and Prudential Investment Management, Inc. and certain of its affiliates (“Prudential”) entered into a Seventh Amendment to Amended and Restated Note Purchase and Private Shelf Agreement (the “Note Purchase Agreement Amendment”). The Note Purchase Agreement Amendment amends the Amended and Restated Note Purchase and Private Shelf Agreement dated as of May 31, 2007, as amended to date (the “Note Purchase Agreement”). The Note Purchase Agreement Amendment effects certain changes to the terms of the Note Purchase Agreement, including: (i) waiving compliance with the financial covenants under the Note Purchase Agreement for the quarter ended June 30, 2010; (ii) increasing the interest rates charged on outstanding balances; (iii) extending the dates by which the Company is required to deliver to Prudential audited consolidated financial statements for the year ended December 31, 2009, and unaudited consolidated financial statements for the quarters ended March 31, 2010 and June 30, 2010; (iv) requiring the Company to deliver to Prudential certain cash flow forecasts, bookings and backlog reports and variance reports with respect to the Company’s previously delivered financial forecast; (v) amending the definition of Consolidated EBITDA, adding a definition of Consolidated Total Leverage Ratio, and making certain changes in the application, method of calculation and amounts of the covenants related to Consolidated Total Debt to EBITDA Ratio, Consolidated Tangible Net Worth, Consolidated Fixed Charge Coverage Ratio, Consolidated Senior Funded Debt to EBITDA Ratio, Minimum Consolidated EBITDA, Maximum Consolidated Rental and Operating Lease Expense, and Asset Coverage Ratio; and (vi) imposing certain temporary limitations on the incurrence of additional debt. The foregoing description of the Note Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement Amendment, which is filed herewith as Exhibit No. 10.2 to this Report, and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Seventh Amendment to Amended and Restated Credit Agreement by and among Northwest Pipe Company and Bank of America, N.A., as Administrative Agent

10.2	Seventh Amendment to Amended and Restated Note Purchase and Private Shelf Agreement by and among Northwest Pipe Company and Prudential Investment Management, Inc. and certain affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on October 5, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty, Senior Vice President
and Chief Financial Officer